UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

EATON CORPORATION plc
(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eaton House, 30 Pembroke Road, Dublin 4, Ireland	D04 Y0C2
(Address of principal executive offices)	(Zip Code)

+353 1637 2900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange
4.450% Senior Notes due 2030	ETN/30	New York Stock Exchange
3.625% Senior Notes due 2035	ETN/35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 20, 2025, Eaton Corporation plc (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing, among other things, that Olivier Leonetti, Executive Vice President and Chief Financial Officer (“CFO”), informed the Company of his intention to leave the Company on April 1, 2026. The Company is filing this Amendment No. 1 to the Original Form 8-K to provide information regarding Mr. Leonetti’s compensation arrangements in connection with his departure. No other changes are being made to the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2025, Mr. Leonetti entered into an agreement with the Company, which provides that he will be entitled to receive payments and benefits as described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 14, 2025, including: (i) a payment equal to 2.0 times the sum of his current annual salary and target annual incentive under the Company’s short-term incentive plan; (ii) pro-rated eligibility based on completed service in the open award periods under the Company’s performance-based long-term incentive program and the 2026 award period under the Company’s performance-based short-term incentive program; and (iii) continued vesting of his unvested stock options and restricted share units in accordance with the original vesting schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date: December 16, 2025	/s/ Lucy Clark Dougherty
Lucy Clark Dougherty Executive Vice President and Chief Legal Officer